Exhibit 4.2

FRIENDLY ICE CREAM CORPORATION

8 3/8% Senior Notes Due 2012

INDENTURE

Dated as of March 8, 2004

THE BANK OF NEW YORK,

as Trustee

CROSS REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.8; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
312	(a)	2.5
	(b)	2.5; 11.3
	(c)	11.3
313	(a)	11.3
	(b)(1)	7.6
	(b)(2)	N.A.
	(c)	11.2
	(d)	7.6
314	(a)	4.2; 4.14; 11.2
	(b)	N.A.
	(c)(1)	11.4
	(c)(2)	11.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.5
	(f)	4.14
315	(a)	7.1
	(b)	7.5; 11.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(last sentence)	11.6
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	11.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

INDENTURE dated as of March 8, 2004, among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the “Company”), FRIENDLY’S RESTAURANTS FRANCHISE, INC., a Delaware corporation, and THE BANK OF NEW YORK, a New York banking corporation (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 8 3/8% Senior Notes Due 2012:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.                                                    Definitions.

“Acquired Indebtedness” of any specified Person means Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person’s becoming a Restricted Subsidiary of such specified Person.

“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Article 4, Donald N. Smith shall be deemed to be an “Affiliate” so long as he is the beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable).

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets (including sales and other dispositions of tangible assets to franchisees and licensees and tangible assets at underperforming restaurants, but excluding sales, dispositions or licenses of trademarks, service marks, trade names and other intangibles), including by way of a Sale/Leaseback Transaction (each referred to for the purposes of this definition as a “disposition”), by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) for purposes of Section 4.6 only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.4, (v) the sale, lease, transfer or other disposition of all or substantially all the assets of the Company as permitted under Article 5, (vi) the grant of Liens permitted by Section 4.9 and (vii) sales of obsolete or worn-out equipment, and (viii) dispositions of assets, in any transaction or series of related transactions, with a fair market value of not more than $2.5 million.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Board of Directors” means the Board of Directors or equivalent governing body of a Person (or the general partner of such Person, as the case may be) or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board or equivalent governing body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of a Person means an obligation of such Person that is required to be classified and accounted for on the balance sheet of such Person as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

“Change of Control” means the occurrence of any of the following events with respect to the Company:

(i)                           any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company;

(ii)                        during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(iii)                     any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any person or group of persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than to any Wholly Owned Subsidiary of the Company);

(iv)                    the Company merges or consolidates with or into another Person or another Person merges with or into the Company,  and, in any such case, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities of the Company are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

(v)                                 the adoption of a plan of liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity swap agreement, commodity future agreement, commodity hedge agreement or other similar agreement relating to commodities, in each case relating to those commodities used in the ordinary course of business of the Company and its Subsidiaries.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial information is available prior to such date of determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence or retirement of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be made on a basis consistent with

Regulation S-X under the Exchange Act.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (net of interest income), plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) interest on Indebtedness referred to in clause (vii) or (viii) of the definition of “Indebtedness,” (vii) interest with respect to discontinued operations; (viii) Preferred Stock dividends in respect of all Preferred Stock of the Company and its Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i)                           any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

(ii)                        any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A), subject to the exclusion contained in clause (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(iii)                     any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person,

(iv)                              any extraordinary gain or loss,

(v)                                 the cumulative effect of a change in accounting principles, and

(vi)                              foreign currency exchange gains and losses.

Notwithstanding the foregoing, for the purpose of Section 4.4 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(D) of paragraph (a) thereof.

“Credit Facility” means that certain credit facility, dated as of December 17, 2001, as amended through the Issue Date, among the Company, Fleet National Bank, as agent, and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term “Credit Facility” shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Securities.

“EBITDA” for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing such Consolidated Net Income (excluding any such non-cash item that results in an accrual of or a reserve for a cash expense or charge in any future period), minus all non-cash items increasing such Consolidated Net Income, in each case for such period.  Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Restricted Subsidiary of the Company shall be included in EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be distributable to the Company by such Subsidiary as a dividend.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange and Registration Rights Agreement” means (i) the Exchange and Registration Rights Agreement dated as of the Issue Date among the Company, Friendly’s Restaurants Franchise, Inc. and the Initial Purchasers and (ii) any other exchange and registration rights agreement entered into in connection with an issuance of Additional Securities in a private offering after the Issue Date.

“Exchange Offer” means the offer than may be made by the Company pursuant to the Exchange and Registration Rights Agreement to exchange Securities bearing the Private Placement Legend for the Exchange Securities.

“Exchange Securities” has the meaning set forth in the Exchange and Registration Rights Agreement.

“Foreign Subsidiary” means any Subsidiary which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

 “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person to a counterparty (net of amounts receivable from such counterparty) pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“IAI Global Note” means a permanent global security in registered form bearing the legend in Exhibit B and deposited with or on behalf of and registered in the name of the Depositary or its nominee representing the Securities sold to Institutional Accredited Investors following the Issue Date in compliance with this Indenture.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that (i) any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and (ii) neither the accrual of interest or the accretion of original issue discount shall be deemed to be an Incurrence.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication),

(i)                                     the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money,

(ii)                                  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii)                               all obligations of such Person in respect of unreimbursed drawings under letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

(iv)                              all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and accrued expenses), which purchase price is due more that six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

(v)                                 all Capitalized Lease Obligations of such Person,

(vi)                              the amount of all non-contingent obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends),

(vii)                           all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person,

(viii)                        all Indebtedness of other Persons to the extent Guaranteed by such Person,

(ix)                                to the extent not otherwise included in this definition, net Hedging Obligations, and

(x)                                   Acquired Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indenture” means this Indenture as amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.

“Initial Purchasers” means Goldman, Sachs & Co., Banc of America Securities LLC and SG Cowen Securities Corporation.

“Institutional Accredited Investor” or “IAI” means an “accredited investor” with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest” means, with respect to any Security, interest on such Security plus any Special Interest, if any, under the Exchange and Registration Rights Agreement.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.  Notwithstanding the foregoing, purchases, redemptions or other acquisitions of Capital Stock of the Company shall be deemed not to be Investments.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.4, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers’ Certificate to the Trustee.  For the purposes of calculating the amount of other “Investments,” including Permitted Investments, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Capital Stock of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Company.

“Issue Date” means the date on which the Initial Securities are first issued under this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultants’ and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Offering Circular” means the Offering Circular dated March 3, 2004 relating to the Initial Securities issued on the Issue Date.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, the Treasurer or the Clerk.

“Officers’ Certificate” means a certificate signed by two Officers, one of which is the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, the Treasurer or the Clerk.

“144A Global Note” means a permanent global security in registered form representing the Securities sold in reliance on Rule 144A under the Securities Act.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.  Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Securities or the Subsidiary Guarantees, as applicable.

“Permitted Holders” means (1) Donald N. Smith, John L. Cutter, Paul V. Hoagland, Lawrence A. Rusinko, Michael A. Maglioli, Garret J. Ulrich and Allan J. Okscin and (2) Related Parties of any of the foregoing.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in (i) the Company, or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business; (iii) Temporary Cash Investments; (iv) accounts and receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) franchisees of the Company in an amount at any one time outstanding not to exceed $10 million; (ix) Unrestricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed $10 million; (x) Guarantees permitted to be made pursuant to Section 4.3; (xi) securities of account debtors received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any account debtors or customers, (xii) Currency Agreements, Interest Rate Agreements and Commodity Agreements entered into in the ordinary course of business; provided that such agreements are entered into for bona fide hedging purposes, are not for speculation or trading purposes and are designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices, as the case may be, and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby, (xiii) accounts and notes receivable from franchisees, customers, suppliers and others in the ordinary course of business, (xiv) in connection with an Asset Disposition made in compliance with Section 4.6, (xv) Investments made in the form of Capital Stock (other than Disqualified Stock) of the Company; and (xvi) other Investments in an aggregate amount at any time outstanding not to exceed $10 million (with each Investment being valued as of the date made and without regard to subsequent changes in value).

“Permitted Liens” means, with respect to any Person, (a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or cash equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person, and Liens to secure bankers’ acceptances, in each case in the ordinary course of its business; (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens (A) securing obligations under Interest Rate Agreements so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such obligations and (B) securing obligations under Currency Agreements and Commodity Agreements, provided that such Liens shall not encumber any assets or property of the Company other than the underlying contracts and the rights thereunder; (g) Liens existing as of the Issue Date and Liens created by the Indenture; (h) Liens created solely for the purpose of securing the payment of all or a part of the purchase price or construction cost of assets or property acquired or constructed in the ordinary course of business after the Issue Date; provided, however, that (A) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed, (B) the Indebtedness secured by such Liens shall have otherwise been permitted to be issued under the Indenture and (C) such Liens shall not encumber any other assets or property of the Company or any of its Restricted Subsidiaries (other than assets or property affixed or appurtenant thereto) and shall attach to such assets or property within 180 days of the construction or acquisition of such assets or property; (i) Liens on the assets or property of a Restricted Subsidiary of the Company existing at the time such Restricted Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Subsidiary of the Company; provided, however, that (A) any such Lien does not by its terms cover any categories of property or assets after the time such Restricted Subsidiary becomes a Subsidiary which were not covered immediately prior to such transaction, (B) the incurrence of the Indebtedness secured by such Lien shall have otherwise been permitted to be issued under the Indenture, and (C) such Liens do not extend to or cover any other categories of property or assets (other than assets or property affixed or appurtenant thereto) of the Company or any of its Restricted Subsidiaries; (j) Liens to secure Capitalized Lease Obligations permitted to be Incurred under the Indenture; (k) Liens on assets existing at the time such assets are acquired by the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); (l) Liens securing Indebtedness outstanding under the Credit Facility; (m) any interest or title of a lessor under any lease, whether or not characterized as an operating or capital lease; (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of set-off; (o) leases or subleases granted in the ordinary course of business; (p) Liens arising out of consignment or similar arrangements for the sale of goods; (q) rights of set-off on bank accounts and Liens of securities intermediaries arising on accounts maintained in the ordinary course of business; (r) Liens in addition to the foregoing; provided that the amount of the obligations of the Company and its Restricted Subsidiaries secured by such Liens does not exceed in the aggregate $2 million at any one time outstanding; and (s) Liens extending, renewing or replacing in whole or in part a Lien permitted by clause (g), (h), (i), (j) or (k) above; provided, however, that (A) such Liens do not extend beyond the property subject to the existing Lien and improvements and construction on such property and proceeds thereof and (B) the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien, plus an amount necessary to pay any fees and expenses relating to such extension, renewal or replacement (including premiums related thereto).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legends initially set forth on the Securities in the form set forth in Exhibit B.

“Qualified Equity Offering” means (i) an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or (ii) a private offering of common stock other than issuances of common stock pursuant to employee benefit plans or as compensation to employees.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances other Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) if the Indebtedness being refinanced was subordinated to the Securities or any Subsidiary Guaranty, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Securities or such Subsidiary Guaranty, as the case may be, at least to the same extent as the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of accrued and unpaid interest on the Indebtedness being refinanced, any premium paid to the holders of the Indebtedness being refinanced and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor) that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary (unless such Unrestricted Subsidiary is concurrently redesignated a Restricted Subsidiary).

“Regulation S Global Note” means a permanent global security in registered form representing the Securities sold in reliance on Regulation S under the Securities Act.

“Related Business” means the businesses of the Company and the Restricted Subsidiaries on the date of the Indenture and any business related, ancillary or complementary thereto, in each case as determined by the Company in good faith.

“Related Party” means, with respect to any Person, (1) the spouse or immediate family member of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Responsible Officer” when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means, collectively, the Company’s 8 3/8% Senior Notes due 2012 issued in accordance with Section 2.2 (whether issued on the Issue Date, issued as Additional Securities, issued as Exchange Securities or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Interest” has the meaning provided in the Exchange and Registration Rights Agreement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or the Subsidiary Guaranty of such Subsidiary Guarantor, as the case may be, pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means Friendly’s Restaurants Franchise, Inc. and each Future Guarantor, in each case, until such Person is released from its Subsidiary Guaranty in accordance with the terms of this Indenture.

“Subsidiary Guaranty” means the Guaranty by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Temporary Cash Investments” means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Group, (v) investments in securities with maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc. and (vi) investments in shares of money market funds registered under the Investment Company Act of 1940, as amended.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture except as provided in Section 9.3.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (i) Friendly’s International, Inc., Friendly’s Realty I, LLC, Friendly’s Realty II, LLC and Friendly’s Realty III, LLC, (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien (other than Permitted Liens) on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.4.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.3(a) and (y) no Default shall have occurred and be continuing.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board of Directors resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or functional equivalent).

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares and, in the case of Foreign Subsidiaries, shares required to be held by foreign nationals representing not more than 2% of such Capital Stock) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.2.                                                    Other Definitions.

Term	Defined in Section
“Additional Securities”	2.2
“Affiliate Transaction”	4.7
“Authentication Order”	2.2
“Bankruptcy Law”	6.1
“covenant defeasance option”	8.1(b)
“Change of Control Offer”	4.8(b)
“Custodian”	6.1
“Event of Default”	6.1
“Global Securities”	2.1
“Initial Securities”	2.2
“legal defeasance option”	8.1(b)
“Legal Holiday”	11.8
“Notice of Default”	6.1
“Offer”	4.6(b)
“Participants”	2.6
“Paying Agent”	2.3
“Physical Securities”	2.1
“Registrar”	2.3
“Restricted Payment”	4.4(a)
“Securities Register”	2.3
“Successor Company”	5.1

SECTION 1.3.                                 Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4.                                 Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including without limitation;

(5)                                  words in the singular include the plural and words in the plural include the singular;

(6)                                  unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)                                  the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8)                                  the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(9)                                  all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States.

ARTICLE 2

THE SECURITIES

SECTION 2.1.                                 Form and Dating.  The Securities shall be issued initially in the form of one or more permanent global securities (“Global Securities”) in definitive, fully registered form without interest coupons in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its principal corporate trust office in New York City, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee in the limited circumstances hereinafter provided.

The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

Except as provided in Section 2.6, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated securities (the “Physical Securities”).

SECTION 2.2.                                 Execution and Authentication; Additional Securities; Exchange Securities.  An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Securities for original issue in an aggregate principal amount not to exceed $175,000,000 (the “Initial Securities”), (ii) additional Securities (the “Additional Securities”) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.3) and (iii) Exchange Securities (x) in exchange for a like principal amount of Initial Securities or (y) in exchange for a like principal amount of Additional Securities, in each case, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”).  Each such Authentication Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Exchange Securities or Additional Securities and such other information as the Trustee may reasonably request.  The Initial Securities authenticated on the Issue Date shall consist of one or more Global Securities, each bearing the Private Placement Legend set forth in Exhibit B.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities, upon the consent of the Company to such appointment.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.3.                                 Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar, acting on behalf of and as agent for the Company, shall keep a register (the “Securities Register”) of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent, except that for purposes of Article 8, neither the Company nor any of its Affiliates shall act as Paying Agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.4.                                 Paying Agent To Hold Money in Trust.  Prior to 10:00 a.m. New York Time on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.5.                                 Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders; provided that as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.6.                                 Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a

Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar shall record in the Securities Register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met, and thereupon one or more new Securities in the same aggregate principal amount shall be issued to the designated assignee or transferee and the old Security will be returned to the Company.  When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested, in the same manner, if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request.  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.  The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

With respect to Global Securities:

(1)                                  Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and deposited with such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)                                  A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary.  A Global Security is exchangeable for certificated Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security.  Any Global Security that is exchangeable for certificated Securities pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Securities in authorized denominations, without legends applicable to a Global Security, and registered in such names as the Depositary holding such Global Security may direct.  Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depositary or its nominee.  In the event that a Global Security becomes exchangeable for certificated Securities, (i) certificated Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Securities will be payable, and the transfer of the certificated Securities will be registrable, at the office or agency of the Company maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the certificated Securities, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

(3)                                  Securities issued in exchange for a Global Security or any portion thereof shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee.  With respect to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)                                  Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion mutilated thereof, whether pursuant to this Section, Section 2.7 or 2.9 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(5)                                  Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to this Section 2.6 shall, except as otherwise provided by Section 2.13, bear the Private Placement Legend.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

SECTION 2.7.                                 Replacement Securities.  If a mutilated Security is surrendered to the Trustee or Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an obligation of the Company under this Indenture.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8.                                 Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the security.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Securities (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.

SECTION 2.9.                                 Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.                           Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to the Company.  The Trustee shall from time to time provide the Company a list of all Securities that have been canceled as requested by the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.                           Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.                           CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP”  and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP and ISIN numbers.

SECTION 2.13.                           Special Transfer Provisions.

(a)                                  Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)                                     the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

(ii)                                  if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of the Physical Security and (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

(iii)                               if the proposed transferor is a Participant seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Securities to be transferred.

(b)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i)                                     the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)                                  if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Security and written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

(iii)                               if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Securities to be transferred.

(c)                                  Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Exchange and Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Global Securities not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

(d)                                 Private Placement Legend.  Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

(e)                                  General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.13.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

ARTICLE 3

REDEMPTION

SECTION 3.1.                                 Notices to Trustee.  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the provisions herein.

SECTION 3.2.                                 Selection of Securities To Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers in its sole discretion to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided, however, that, in the case of such redemption pursuant to paragraph 5(b) of the Securities, the Trustee will select the Securities on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depositary) unless that method is otherwise prohibited.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.  Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.  In the event the Company is required to make an offer to redeem Securities pursuant to Sections 4.6 or 4.8 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event will exceed $1,000.

SECTION 3.3.                                 Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to the registered address appearing in the Security Register of each Holder of Securities to be redeemed.

The notice shall identify the Securities (including CUSIP or ISIN numbers, if any) to be redeemed and shall state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  the name and address of the Paying Agent;

(4)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                  if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)                                  that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                  the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.4.                                 Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date.  Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.5.                                 Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.6.                                 Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, except that if a

Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

ARTICLE 4

COVENANTS

SECTION 4.1.                                 Payment of Securities.  The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.2.                                 SEC Reports.  The Company shall file with the Trustee and provide Holders, as their names appear in the Security Register, within 15 days after it files them with the SEC, copies of the annual reports and the information, documents and other reports which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Holders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act.  The Company also shall comply with the other provisions of TIA §314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.3.                                 Limitation on Indebtedness and Preferred Stock.  (a)(i) The Company will not Incur, and will not permit any Restricted Subsidiary to Incur, any Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock; provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock if on the date thereof (and after giving effect to the application of proceeds therefrom) the Consolidated Coverage Ratio would be greater than 2.00:1.00.

(b)                                 Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i)                                     Indebtedness of the Company or any Restricted Subsidiary (including any Guarantees thereof) under the Credit Facility in an aggregate principal amount outstanding at any time not to exceed $60 million;

(ii)                                  Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly

Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

(iii)                               (A) Indebtedness represented by the Securities (including Subsidiary Guarantees) issued on the Issue Date, (B) any Indebtedness of the Company or any Restricted Subsidiary (other than the Indebtedness described in clause (i) or (ii) above) outstanding on the Issue Date and (C) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or Indebtedness Incurred pursuant to paragraph (a) of this Section 4.3;

(iv)                              (A) Indebtedness of a Restricted Subsidiary outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary); provided, however, that at the time such Restricted Subsidiary is acquired by the Company or a Restricted Subsidiary, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and such transaction or series of related transactions and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

(v)                                 Indebtedness (A) represented by letters of credit (and reimbursement obligations with respect thereto) to secure the purchase price of inventory and/or equipment in the ordinary course of business or to secure Indebtedness (including Capitalized Lease Obligations) otherwise permitted to be Incurred under this Indenture, (B) in respect of performance bonds (and letters of credit in respect thereof), bankers’ acceptances, letters of credit for workers’ compensation claims, and surety or appeal bonds (and letters of credit in respect thereof) provided by the Company or any Restricted Subsidiary in the ordinary course of its business and which do not secure other Indebtedness and (C) under Currency Agreements, Interest Rate Agreements and Commodity Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided that such agreements are entered into in the ordinary course of business and not for speculation or trading purposes and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby;

(vi)                              Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this Section 4.3 and Indebtedness represented by Guarantees by a Restricted Subsidiary of Indebtedness of the Company or of another Restricted Subsidiary otherwise permitted to be Incurred pursuant to this Section 4.3;

(vii)                           obligations with respect to customary provisions regarding post-closing purchase price adjustments and indemnification in agreements for the purchase or sale of a business or assets otherwise permitted by the Indenture;

(viii)                        Guarantees of Indebtedness of franchisees of the Company or a Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $20 million, provided that any such Guarantees shall be deemed to be Indebtedness Incurred by the Company or such Restricted Subsidiary not permitted by this clause (viii) at the time any such franchisee ceases to be a franchisee of the Company or such Restricted Subsidiary;

(ix)                                Indebtedness Incurred by the Company or any Restricted Subsidiary to finance the payment of property, casualty and specialty insurance premiums in the ordinary course of the Company’s business which is repaid within 18 months of its Incurrence, provided that such Indebtedness does not exceed $7.5 million in the aggregate at any one time outstanding;

(x)                                   Indebtedness of the Company Incurred to finance the acquisition, construction or improvement of fixed or capital assets, and Refinancing Indebtedness in respect thereof, in an aggregate principal amount at any one time outstanding not to exceed $25 million, provided that such Indebtedness is Incurred within 360 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets as determined in good faith by the Board of Directors;

(xi)                                Indebtedness represented by Capitalized Lease Obligations in respect of Sale/Leaseback Transactions involving the sale of restaurants within 24 months of the purchase of the associated real property, in an aggregate principal amount at any one time outstanding not to exceed $20 million;

(xii)                             Indebtedness represented by Guarantees of loans to employees of the Company or its Subsidiaries for the purpose of paying withholding taxes incurred by such employees in connection with the vesting of stock and/or stock options granted by the Company, in an aggregate amount at any one time outstanding not to exceed $3 million;

(xiii)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; and

(xiv)                         other Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $20 million.

(c)                                  The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt, except that an Unrestricted Subsidiary may incur Indebtedness Guaranteed by the Company or any of its Restricted Subsidiaries to the extent such Guarantee is permitted by Section 4.4(b)(iv); provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

(d)                                 The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities or the Subsidiary Guaranty of such Subsidiary Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

(e)                                  For purposes of determining compliance with this Section 4.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company will classify, in its sole discretion, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses; (ii) Indebtedness Incurred pursuant to the Credit Facility prior to or on the date of this Indenture shall be treated as Incurred pursuant to Section 4.3(b)(i); and (iii) Indebtedness permitted by this Section 4.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be divided and classified in more than one type and permitted in part by one such provision and in part by one or more other provisions of this Section 4.3 permitting such Indebtedness.

SECTION 4.4.                                 Limitation on Restricted Payments.  (a)  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary making such dividend or distribution is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)                                  a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(2)                                  the Company and its Restricted Subsidiaries could not Incur at least $1.00 of additional Indebtedness under Section 4.3(a); or

(3)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination will be evidenced by a resolution of such Board of Directors certified in an Officers’ Certificate to the Trustee) declared or made subsequent to the Issue Date would exceed the sum of:

(A)                              50% of the Consolidated Net Income with respect to the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(B)                                the aggregate Net Cash Proceeds received by the Company from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than any such proceeds which are used to redeem Securities in accordance with paragraph 5(b) of the Securities);

(C)                                the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange);

(D)                               an amount equal to the net reduction in any Investment (other than any Investment made pursuant to clause (vii) of paragraph (b) below) that was included in the calculation of the amount of Restricted Payments resulting from repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary (valued as provided in the definition of “Investment”), not to exceed the amount that was included in the calculation of the amount of Restricted Payments in respect of such Investment; and

(E)                                 upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, an amount not to exceed the lesser of (x) the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary and (y) the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary (valued as provided in the definition of “Investment”), to the extent such amount was previously included in the calculation of the amount of Restricted Payments.

(b)                                 The provisions of Section 4.4(a) will not prohibit:

(i)                                     any purchase, redemption, defeasance or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale will be excluded from clause (3)(B) of Section 4.4(a);

(ii)                                  any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of Section 4.4(a);

(iii)                               dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that the amount of such dividend will be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of Section 4.4(a);

(iv)                              Investments in the form of Guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of an Unrestricted Subsidiary solely to the extent that the Company or any such Restricted Subsidiary would then be permitted to make an Investment in such Unrestricted Subsidiary pursuant to clause (3) of Section 4.4(a); provided that the amount of any such Investment will be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of Section 4.4(a);

(v)                                 the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any member of the Company’s management pursuant to employee benefit plans or agreements; provided that the aggregate price paid for all such Capital

Stock shall not exceed, in any calendar year, the sum of (A) $2 million (and any portion of such $2 million not used in such calendar year may be carried forward to the next succeeding (but no other) calendar year) plus (B) the amount of any Net Cash Proceeds received by the Company from the issuance and sale after the Issue Date of Capital Stock (other than Disqualified Stock) of the Company to its officers, directors or employees (provided such Net Cash Proceeds so used shall be excluded from clause (3)(B) of paragraph (a) above) plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (v); provided further that such amounts will be excluded from the calculation of the amount of Restricted Payments pursuant to clause (3) of Section 4.4(a);

(vi)                              (A) repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents a portion of the exercise price thereof and (B) payments or distributions to dissenting holders of Capital Stock of the Company pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with Section 5.1; provided that such amounts will be excluded from the calculation of the amount of Restricted Payments pursuant to clause (3) of Section 4.4(a); and

(vii)                           other Restricted Payments in an aggregate amount not to exceed $5 million at any one time outstanding; provided that such amounts will be excluded from the calculation of the amount of Restricted Payments pursuant to clause (3) of Section 4.4(a);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted by clauses (v) and (vii), no Default or Event of Default shall have occurred and be continuing.

SECTION 4.5.                                 Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

(1)                                  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including pursuant to the Credit Facility);

(2)                                  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary and outstanding on such date (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary);

(3)                                  any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not materially less favorable to the Holders than the encumbrances and restrictions contained in any such agreement as determined in good faith by the Company and evidenced by an Officers’ Certificate;

(4)                                  in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(5)                                  any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)                                  any encumbrance or restriction arising under or by reason of applicable law;

(7)                                  any encumbrance or restriction contained in the Indenture;

(8)                                  customary provisions in joint venture agreements relating solely to the securities, assets and revenues of such joint venture or other business venture;

(9)                                  any encumbrance or restriction applicable to secured Indebtedness otherwise permitted to be Incurred under the Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(10)                            customary net worth provisions contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business; and

(11)                            customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or other disposition of all of the Capital Stock or assets of such Restricted Subsidiary.

SECTION 4.6.                                 Limitation on Sales of Assets and Subsidiary Stock.  (a)  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by senior management for Asset Dispositions of less than $5 million and by the Board of Directors of the Company in good faith for Asset Dispositions of $5 million or more (including in each case as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, (A) within 360 days from the receipt of such Net Available Cash to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of the Credit Facility or other applicable Indebtedness), to prepay, repay, purchase or otherwise acquire (1) Indebtedness under the Credit Facility (2) any other secured Indebtedness of the Company or any Restricted Subsidiary, or (3) any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor; (B) to the extent of any remaining balance of Net Available Cash after any election in accordance with clause (A), to the extent the Company or such Restricted Subsidiary, as the case may be, elects, to the investment by the Company or any Restricted Subsidiary in Additional Assets within 360 days from the receipt of such Net Available Cash (except that the Company or such Restricted Subsidiary shall be deemed to have so invested such Net Available Cash within 360 days if, within such 360 days, it has entered into a binding commitment to invest such Net Available Cash and such Net Available Cash is actually invested within 90 days thereafter); (C) to the extent of any remaining balance of such Net Available Cash after any election in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Securities and, if required, any Pari Passu Indebtedness pursuant to and subject to the conditions set forth in paragraph (b) of this Section 4.6 within 45 days from the application of Net Available Cash in accordance with clauses (A) and (B).  Pending the final application of any such Net Available Cash, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility or otherwise invest such Net Available Cash in Temporary Cash Investments.

For the purposes of this Section 4.6, the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash and (z) Additional Assets received in an exchange of assets transaction; provided that (i) in the event such exchange of assets transaction or series of related exchange of assets transactions (each, an “Exchange Transaction”) involves an aggregate value in excess of $5,000,000, the terms of such Exchange Transaction shall have been approved by the Board of Directors of the Company, and (ii) in the event such Exchange Transaction involves an aggregate value in excess of $10,000,000, the Company shall have received a written opinion from a nationally recognized independent investment banking, accounting or appraisal firm that the Company has received consideration equal to the fair market value of the assets disposed of.

(b)                                 In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.6(a)(iii)(C), the Company will be required to (i) purchase Securities tendered pursuant to an offer by the Company for the Securities and (ii) redeem or offer to purchase any Pari Passu Indebtedness the terms of which require the Company or the applicable Subsidiary Guarantor to so redeem or repurchase such Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Securities and such Pari Passu Indebtedness required to be so redeemed or repurchased, the maximum principal amount of Securities and Pari Passu Indebtedness that may be redeemed or repurchased out of the amount of Net Available Cash referred to in clause (a)(iii)(C) of this Section 4.6 (the “Offer”) at a purchase price of (x) in the case of the Securities, 100% of their principal amount plus accrued interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Section 4.6 and (y) in the case of such Pari Passu Indebtedness, the redemption price or repurchase price, as applicable for such Pari Passu Indebtedness shall be as set forth in the related documentation governing such Pari Passu Indebtedness.  If the aggregate purchase price for the Securities and Pari Passu Indebtedness tendered or redeemed pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities and Pari Passu Indebtedness, the Company will use the remaining Net Available Cash for general corporate purposes not prohibited by this Indenture.  The Company shall not be required to make an Offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $10,000,000 (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from subsequent Asset Dispositions).

(c)                                  (1)  Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Security Register, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price.  The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

(2)                                  Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.6(a).  Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company.  Not later than 10:00 a.m. (New York City time) on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Offer Amount for all Securities properly tendered to and accepted by the Company.  The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

(3)                                  Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date.  Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Security (if any) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company and a statement that such Holder is withdrawing his election to have such Security purchased.  If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased).  Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4)                                  A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d)                                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.6.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

SECTION 4.7.                                 Limitation on Transactions with Affiliates.  (a)  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, or rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless (i) the terms of such transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2,500,000, the terms of such transaction shall have been approved by a majority of the disinterested members of the Board of Directors (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10,000,000, the Company has received a written opinion from a nationally recognized independent investment banking, accounting or appraisal firm that such Affiliate Transaction is fair to the Company from a financial point of view.

(b)                                 The foregoing provision of Section 4.7(a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 4.4, (ii) any issuance of equity securities (other than Disqualified Stock), or other payments, awards or grants in cash, equity securities (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) any fees, indemnities, loans or advances to employees in the ordinary course of business, and, to the extent permitted by Section 4.3(b)(xii), Guarantees, (iv) any transaction between the Company and a Restricted Subsidiary or between or among Restricted Subsidiaries, (v) any issuance of Capital Stock (other than Disqualified Stock) of the Company; (vi) transactions with suppliers or purchasers of goods and services (including, without limitation, pursuant to joint venture agreements and franchise agreements) and (vii) any agreement in effect on the Issue Date or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Holders than the agreement in effect on the Issue Date).

SECTION 4.8.                                 Change of Control.  (a)  Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in Section 4.8(b).

(b)                                 (i) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

(1)                                  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase (the “Change of Control Offer”) any or all of such Holder’s Securities in denominations of $1,000 or any integral multiple thereof at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(2)                                  the circumstances and relevant facts regarding such Change of Control;

(3)                                  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)                                  the instructions determined by the Company, consistent with this Section 4.8, that a Holder must follow in order to have its Securities purchased by the Company.

(c)                                  Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Security purchased.

(d)                                 On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)                                  The Company’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer.

(f)                                    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

(g)                                 Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities or otherwise comply with this Section 4.8 if the Company has irrevocably elected to redeem all the Securities in accordance with Article 3; provided that the Company does not default in its redemption obligations pursuant to such election.

SECTION 4.9.                                 Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any obligation, other than Permitted Liens, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations) such obligation for so long as such obligation is so secured by a Lien on property or assets of the Company or a Restricted Subsidiary.

SECTION 4.10.                           Limitation on Sale of Subsidiary Capital Stock.  The Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary) and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary, unless, in either case, (a) after any such transfer, conveyance, sale, lease, disposition or issuance, such Subsidiary constitutes a Restricted Subsidiary and (b) the Net Available Cash from such transfer, conveyance, sale, lease or other disposition is applied in accordance with Section 4.6; provided, however, that this provision shall not prohibit the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of any Restricted Subsidiary.

SECTION 4.11.                           Limitations on Sale/Leaseback Transactions.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction if:

(1)               the Company or such Restricted Subsidiary could have (a) Incurred any Indebtedness attributable to such Sale/Leaseback Transaction pursuant to Section 4.3 and (b) Incurred a Lien to secure such Indebtedness without equally and ratably securing the Securities pursuant to Section 4.9; and

(2)               the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, Section 4.6.

SECTION 4.12.                           Limitation on Conduct of Business of Insurance Subsidiary.  Unless it is designated as an Unrestricted Subsidiary in accordance with this Indenture, the Company shall not permit Restaurant Insurance Corporation to engage in any business or activities other than writing insurance and reinsurance with respect to liabilities of the Company and its Subsidiaries and activities incidental thereto.

SECTION 4.13.                           Future Guarantors.  The Company shall cause each new Subsidiary of the Company (other than (i) a new Subsidiary designated as an Unrestricted Subsidiary and (ii) Foreign Subsidiaries), and any Unrestricted Subsidiary that is redesignated a Restricted Subsidiary (other than Restaurant Insurance Corporation, if it is designated as an Unrestricted Subsidiary), to become a Subsidiary Guarantor under this Indenture and thereby Guarantee the Securities on the terms and conditions set forth in Article 10 (each a “Future Guarantor”).

SECTION 4.14.                           Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

SECTION 4.15.                           Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.16.                           Maintenance of Office or Agency.  The Company shall maintain the office or agency required under Section 2.3.  The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

SECTION 4.17.                           Corporate Existence.  Except as otherwise permitted by Article 5, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

SECTION 4.18.                           Payment of Taxes and Other Claims.  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.19.                           Maintenance of Properties and Insurance.  (a)  The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.19 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

(b)                                 The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

SECTION 4.20.                           Compliance with Laws.  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.1.                                 When the Company May Merge or Transfer Assets.  The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)                                     the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Exchange and Registration Rights Agreement;

(ii)                                  immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii)                               immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.3(a); and

(iv)                              the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture, as set forth in the Indenture.

Upon any consolidation or merger of the Company, or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing obligor under the Securities, the surviving entity formed by such consolidation or into which the Company is merged or the Person to which the conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named therein as the Company and, except in the case of a lease, the Company will be released from the obligation to pay the principal of and interest on the Securities and all of the Company’s other obligations and covenants under the Securities and this Indenture.

Notwithstanding the foregoing clause (iii), any Wholly Owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

SECTION 5.2.                                 When Subsidiary Guarantor May Merge or Transfer Assets.  No Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless (i) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, subject to Section 10.8, such Person shall expressly assume, by a supplement to this Indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty, this Indenture and the Exchange and Registration Rights Agreement; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer, if any, complies with this Indenture.

Upon any consolidation, combination or merger of a Subsidiary Guarantor in which the Subsidiary Guarantor is not the continuing obligor under its Subsidiary Guaranty, the surviving entity formed by such consolidation or into which the Subsidiary Guarantor is merged will succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture and the Subsidiary Guaranty with the same effect as if such surviving entity had been named therein as the Subsidiary Guarantor, and the Subsidiary Guarantor will be released from the obligation to pay the principal of and interest in respect of its Subsidiary Guaranty and all of the Subsidiary Guarantor’s other obligations and covenants under this Indenture and its Subsidiary Guaranty.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.1.                                 Events of Default.  An “Event of Default” occurs if:

(1)                                  the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2)                                  the Company defaults in the payment of the principal or premium, if any, of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

(3)                                  the Company fails to comply with Article 5;

(4)                                  the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

(5)                                  the Company or any Significant Subsidiary of the Company fails to pay any Indebtedness within any applicable grace period after final maturity or the final maturity of any Indebtedness of the Company or any Significant Subsidiary of the Company is accelerated by the holders thereof because of a default, and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time;

(6)                                  the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case;

(B)                                consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

(C)                                consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                 takes any comparable action under any foreign laws relating to insolvency;

(7)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

(B)                                appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of the property of the Company or Significant Subsidiary; or

(C)                                orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

(or any similar relief is granted under any foreign laws) and the order or decree remains unstayed                and in effect for 60 days; or

(8)                                  any final, non-appealable judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary of the Company and such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed; or

(9)                                  a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, as amended, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (5) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (8), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.2.                                 Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.1(6) or (7) with respect to the Company occurs and is continuing, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3.                                 Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are, to the extent permitted by law, cumulative.

SECTION 6.4.                                 Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected.  When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.5.                                 Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Securityholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6.                                 Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)                                  the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)                                  the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                  the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.7.                                 Rights of Holders To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.                                 Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9.                                 Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

SECTION 6.10.                           Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:

FIRST:  to the Trustee for amounts due under Section 7.7;

SECOND:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Company.

The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Securityholders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.                           Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

SECTION 6.12.                           Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.1.                                 Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.2.                                 Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)                                 The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder

SECTION 7.3.                                 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4.                                 Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.5.                                 Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer or written notice of it is received by the Trustee.  Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.6.                                 Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.7.                                 Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof.  The Company shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company will pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.8.                                 Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities then outstanding, may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s, obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.                                 Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article 7 and TIA § 3.10(a).

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the

Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.                           Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.                           Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.                                 Discharge of Liability on Securities; Defeasance.  (a)  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or the Securities will become due and payable at their maturity within 91 days, or the Securities are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

(b)                                 Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17 (other than with respect to the corporate existence of the Company), 4.18, 4.19 and 4.20 and the operation of Sections 6.1(5), 6.1(6) (but only with respect to a Significant Subsidiary), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) and 5.1(iii) (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(5), 6.1(6) (but only with respect to a Significant Subsidiary), 6.1(7) (but only with respect to a Significant Subsidiary) or 6.1(8) or because of the failure of the Company to comply with Sections 5.1(iii).

If the Company exercises its legal defeasance option, each Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.16, 4.17 (only with respect to the corporate existence of the Company), 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full.  Thereafter, the Company’s obligations in Sections 7.7, 8.4 and 8.5 shall survive.

SECTION 8.2.                                 Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)                                  the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient (without reinvestment) to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

(2)                                  the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S.  Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

(3)                                  91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(6) or (7) with respect to the Company occurs which is continuing at the end of the period;

(4)                                  the deposit does not constitute a default under any other material agreement binding on the Company;

(5)                                  the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)                                  in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(7)                                  in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(8)                                  the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.3.                                 Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including the Company acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.4.                                 Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.5.                                 Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

SECTION 8.6.                                 Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, (a) if the Company has made any payment of interest on or principal of any Securities following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE 9

AMENDMENTS

SECTION 9.1.                                 Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1)                                  to cure any ambiguity, omission, defect or inconsistency;

(2)                                  to provide for the assumption by a Successor Company of the obligations of the Company in accordance with Article 5;

(3)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

(4)                                  to add additional guarantees with respect to the Securities; including any new Subsidiary Guarantees;

(5)                                  to secure the Securities and the Subsidiary Guarantees;

(6)                                  to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7)                                  to make any change that does not materially adversely affect the rights of any Securityholder; or

(8)                                  to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

SECTION 9.2.                                 With Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding.  However, without the consent of each Securityholder affected, an amendment may not:

(1)                                  reduce the amount of Securities whose Holders must consent to an amendment;

(2)                                  reduce the rate of or extend the time for payment of interest on any Security;

(3)                                  reduce the principal of or change the Stated Maturity of any Security;

(4)                                  reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(5)                                  make any Security payable in money other than that stated in the Security;

(6)                                  impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7)                                  release any Subsidiary Guarantor that is a Significant Subsidiary from its Subsidiary Guaranty, other than in accordance with the provisions of this Indenture;

(8)                                  subordinate the Securities or any Subsidiary Guaranty in right of payment to any other obligation of the Company or any Subsidiary Guarantor; or

(9)                                  make any change in Section 6.4 or 6.7 or the second sentence of this Section.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.3.                                 Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.                                 Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5.                                 Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.6.                                 Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article 9.

ARTICLE 10

SUBSIDIARY GUARANTEES

SECTION 10.1.                           Subsidiary Guarantees.  Each Subsidiary Guarantor hereby unconditionally and irrevocably Guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities (including obligations to the Trustee) and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).  Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article 10), the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company or such Guarantor.

Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 8.1(b), 10.2 and 10.8, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.2.                           Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (taking into account, for purposes of such determination, the full amount, without any reduction, of such Subsidiary Guarantor’s liability under its guarantee of the Credit Facility).

SECTION 10.3.                           Successors and Assigns.  This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.4.                           No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.5.                           Right of Contribution.  Each Subsidiary Guarantor agrees that to the extent that such Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment.

Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.6.  The provisions of this Section shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.6.                           No Subrogation.  Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holders against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holder by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.7.                           Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.8.                           Release of Subsidiary Guarantor.  Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed released and relieved from all its obligations under its Subsidiary Guarantee; provided that such sale or disposition shall constitute an Asset Disposition under, and the Net Available Cash from such sale or disposition shall be applied in accordance with, Section 4.6.  At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1.                           Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

SECTION 11.2.                           Notices.  Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to the Company, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, Massachusetts  01095
Attention:  Treasurer

if to the Trustee:

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention:  Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed or sent by overnight courier or facsimile to a Securityholder shall be sent to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

SECTION 11.3.                           Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.4.                           Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, each the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate (which in connection with the original issuance of the Securities need only be executed by one Officer for the Company) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.5.                           Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.6.                           When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.7.                           Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Trustee shall provide the Company reasonable notice of such rules; provided that neither prior notice to the Company of such rules nor prior approval by the Company of such rules shall be a requirement for their effectiveness.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.8.                           Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.9.                           Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.10.                     No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11.                     Successors.  All agreements of the Company and the Subsidiary Guarantor in this Indenture and the Securities and Subsidiary Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.                     Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 11.13.                     Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14.                     Severability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

FRIENDLY ICE CREAM CORPORATION

By:	/s/ Paul V. Hoagland
Name: Paul V. Hoagland
Title: Executive Vice President of Administration, Chief Financial Officer and Treasurer

FRIENDLY’S RESTAURANTS FRANCHISE, INC.

By:	/s/ Paul V. Hoagland
Name: Paul V. Hoagland
Title: Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Kisha A. Holder
Name: Kisha A. Holder
Title: Assistant Vice President

EXHIBIT A

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$
8 3/8% Senior Notes Due 2012
CUSIP No.

FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation, promises to pay to [   ], or registered assigns, the principal sum of [                    ] Dollars on June 15, 2012.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

A-1

Additional provisions of this Security are set forth on the other side of this Security.

FRIENDLY ICE CREAM CORPORATION

By:
Name:
Title:
Dated:

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

A-3

REVERSE OF SECURITY

8 3/8% Senior Note Due 2012

1.                                       Interest

FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on June 15 and December 15 of each year commencing June 15, 2004.  Interest on the Securities will accrue from the Issue Date, or if interest has already been paid, from the date it was most recently paid.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                       Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal and interest by check payable in such money and may mail an interest check to a Holder’s registered address.  All payments of principal of, premium, if any, and interest on the Securities will be made by the Company in immediately available funds.  If a Holder has given wire transfer instructions to the Company, the Company will make all payments of principal, premium, if any, and interest on the Securities of such Holder in accordance with these instructions.

3.                                       Paying Agent and Registrar

Initially, The Bank of New York, a New York banking corporation (“Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Company issued the Securities under an Indenture dated as of March 8, 2004 (the “Indenture”), among the Company, Friendly’s Restaurants Franchise, Inc. and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.  Any conflict between this Security and the Indenture will be governed by the Indenture.

The Securities are general unsecured senior obligations of the Company initially issued in aggregate principal amount not to exceed $175,000,000 (the “Initial Securities”), with additional Securities

(the “Additional Securities”) authorized to be issued in an unlimited amount, so long as such issuance would not otherwise be prohibited by the terms of the Indenture.

The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries and the redemption of certain subordinated obligations of the Company and its Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates.  In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.                                       Optional Redemption

(a)                                  Except as set forth in the next paragraph, the Securities may not be redeemed prior to June 15, 2008.  On and after that date, the Company may redeem, as provided in and subject to the terms of, the Indenture, the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) if redeemed during the 12-month period beginning June 15:

Period	Percentage
2008	104.188%
2009	102.094%
2010 and thereafter	100.000%

(b)                                 In addition, at any time and from time to time prior to June 15, 2007, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Securities issued under the Indenture with the proceeds of one or more Qualified Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 108.375% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that (i) at least 65% of the aggregate principal amount of the Securities issued under the Indenture must remain outstanding after each such redemption and (ii) such redemption must occur within 90 days of the date of closing of the relevant Qualified Equity Offering.

6.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.  If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it.  Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

7.                                       Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

In addition, in the event of certain Asset Dispositions, the Company will be required to make an offer to purchase Securities at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.                                       Guarantees

To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, Friendly’s Restaurants Franchise, Inc. has unconditionally guaranteed such obligations on an unsecured, senior basis pursuant to the terms of the Indenture.  In addition, the Company shall cause each new Subsidiary (other than (i) a new Subsidiary designated as an Unrestricted Subsidiary and (ii) Foreign Subsidiaries), and any Unrestricted Subsidiary that is redesignated a Restricted Subsidiary (other than Restaurant Insurance Corporation, if it is designated as an Unrestricted Subsidiary), to become a Subsidiary Guarantor under the Indenture and thereby Guarantee the Securities on the terms and conditions set forth in the Indenture.

9.                                       Registration Rights.

Pursuant to an Exchange and Registration Rights Agreement among the Company, Friendly’s Restaurants Franchise, Inc., and the initial purchasers named therein (the “Exchange and Registration Rights Agreement”), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for securities issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Exchange and Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Securities.  The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement. [To be included in form of Initial Securities only]

10.                                 Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.                                 Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not materially adversely affect the rights of any Securityholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

15.                                 Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 above, upon required repurchase, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company and any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money is in excess of $10 million; and (vii) any Subsidiary Guaranty ceases to be in full force and effect (except as contemplated in the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

17.                                 No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

18.                                 Governing Law

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

19.                                 Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.                                 Legal Holidays

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

21.                                 Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made as follows:

Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, Massachusetts  01095
Attention:  Treasurer

SUBSIDIARY GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payment in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 10 of the Indenture and this Subsidiary Guarantee.  This Subsidiary Guaranty will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Subsidiary Guaranty shall not be affected by the fact that it is not affixed to any particular Security.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 8, 2004, among Friendly Ice Cream Corporation, a Massachusetts corporation, as issuer (the “Company”), the guarantor named therein and The Bank of New York, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guaranty and all of the other provisions of the Indenture to which this Subsidiary Guaranty relates.

No director, officer, employee, incorporator or stockholder of the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Subsidiary Guarantor under the Subsidiary Guarantor’s Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

This Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.  The undersigned Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Subsidiary Guarantee.

This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guarantee to be duly executed.

Date:	[name of guarantor]

By:
Name:
Title:

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                    agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	to the Company or a subsidiary thereof; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	pursuant to an effective registration statement under the Securities Act; or

(7)	pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, check the appropriate box:

Section 4.6 [     ]                                                            Section 4.8 [     ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount:  $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

FORM OF PRIVATE PLACEMENT LEGEND

Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the “Private Placement Legend”) on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND OTHER JURISDICTIONS.

B-1

EXHIBIT C

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

[                        ], [    ]

The Bank of New York

101 Barclay Street, Floor 8 West

New York, NY  10286

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

In connection with our proposed purchase of 8 3/8% Senior Notes due 2012 (the “Notes”) of FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the “Company”), we confirm that:

1.                                       We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable State securities laws.

2.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.                                       We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

C-1

4.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

5.                                       We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

C-2

EXHIBIT D

Form of Certificate To Be Delivered in
Connection with Transfers Pursuant to Regulation S

[                      ], [    ]

The Bank of New York

101 Barclay Street, Floor 8 West

New York, NY  10286

Attention:  Corporate Trust Administration

Re:                               Friendly Ice Cream Corporation (the “Company”)
8 3/8% Senior Notes due 2012 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[            ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                  the offer of the Notes was not made to a person in the United States;

(2)                                  either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)                                  we have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

D-1